THE ITALY FUND INC.
                           388 GREENWICH STREET
                         NEW YORK, NEW YORK 10013


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 17, 1995


To the Shareholders of
 THE ITALY FUND INC.:

Notice is hereby given that the Annual Meeting of Shareholders of The Italy Fund Inc. (the "Fund") will be held at the offices of the Fund, 388 Greenwich Street, 26th Floor, New York, New York at 11:00 a.m., on May 17, 1995, for the following purposes:

1. To elect two (2) Directors of the Fund (PROPOSAL 1).

2. To ratify the selection of KPMG Peat Marwick LLP as the independent accountants of the Fund for the year ending January 31, 1996 (PROPOSAL
    2).


3. To approve modification to the Fund's fundamental investment restric-tion regarding the issuance of senior securities (PROPOSAL 3).

4. To approve modification to the Fund's fundamental investment restric-tion regarding short positions to permit "short sales against the box" and for hedging purposes (PROPOSAL 4).

5. To approve modification to the Fund's fundamental investment restric-tion regarding margin purchases in connection with futures contracts and related options (PROPOSAL 5).

6. To approve modification to the Fund's fundamental investment restric-tion regarding commodities (PROPOSAL 6).

7. To consider and vote upon such other matters as may come before said meeting or any adjournments thereof.

Proposals 1 through 6 are discussed in greater detail in the attached Proxy Statement. The close of business on March 21, 1995, has been fixed as the record date for the determination of shareholders entitled to no-tice of and to vote at the meeting and any adjournments thereof.


                               By order of the Board of Directors,

                               CHRISTINA T. SYDOR
                               Secretary

April 1, 1995


YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER.

                   INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the reg-istration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party sign-ing should conform exactly to a name shown in the registration.

3. All Other Accounts: The capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registra-tion. For example:


 REGISTRATION                                             VALID SIGNATURE
CORPORATE ACCOUNTS
(1) ABC Corp.                                             ABC Corp.
(2) ABC Corp.                                             John Doe, Treasurer
(3) ABC Corp.
    c/o John Doe, Treasurer                               John Doe
(4) ABC Corp. Profit Sharing Plan                         John Doe, Trustee

TRUST ACCOUNTS
(1) ABC Trust                                             Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee                                  Jane B. Doe
    u/t/d 12/28/78

CUSTODIAN OR ESTATE ACCOUNTS
(1) John B. Smith, Cust.
    f/b/o John B. Smith, Jr. UGMA                         John B. Smith
(2) Estate of John B. Smith                               John B. Smith, Jr., Executor


                            THE ITALY FUND INC.
                           388 GREENWICH STREET
                         NEW YORK, NEW YORK 10013


                      ANNUAL MEETING OF SHAREHOLDERS
                               MAY 17, 1995


                              PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Italy Fund Inc. (the "Fund") for use at the Annual Meeting of Shareholders of the Fund to be held on May 17, 1995, at the offices of the Fund, 388 Greenwich Street, 26th Floor, New York, New York and at any adjournments thereof (the "Meeting"). A No-tice of Meeting of Shareholders and a proxy card accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but proxy solicitations also may be made by telephone, telegraph or personal inter-views conducted by officers and employees of: the Fund; Smith Barney Mu-tual Funds Management Inc. ("SBMFM"), the administrator for the Fund; The Boston Company Advisors, Inc., the sub-administrator for the Fund ("Boston Advisors"); and/or The Shareholder Services Group, Inc., a subsidiary of First Data Corporation ("TSSG"), the transfer agent of the Fund. The of-fices of the Fund and SBMFM are located at 388 Greenwich Street, New York, New York 10013 and Boston Advisors and TSSG are based in Boston, Massachu-setts. The Fund will bear the cost and expense of the proxy solicitation and reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of shares. Accompanying this Proxy Statement is the Annual Report of the Fund, which includes au-dited financial statements for the fiscal year ended January 31, 1995, which are incorporated by reference. This Proxy Statement is first being mailed to shareholders on or about April 1, 1995.


If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares of Common Stock of the Fund ("Shares") represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, a proxy will be voted FOR the matters listed in the accompanying Notice of Annual Meeting of Shareholders. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and bro-ker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal.

In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the pro-posals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of prox-ies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting; the percentage of votes actually cast; the percentage of negative votes actually cast; the nature of any further solicitation and the infor-mation to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a ma-jority of the Shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. If a quorum is present, the per-sons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any such adjournment. Under the Fund's By-laws, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the out-standing Shares entitled to vote at the Meeting.

The close of business on March 21, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof.


The Fund has one class of common stock, which has a par value of $0.01 per share. On March 21, 1995, there were 9,503,089 Shares outstanding. Each shareholder is entitled to one vote for each full Share and a proportion-ate fraction of a vote for each fractional Share held.

As of March 21, 1995, the United Nations Joint Staff Pension Fund, United Nations, New York, New York 10017, owned beneficially 1,425,000 or 14.99% of the Shares. Information as to beneficial ownership is based on reports filed with the Securities and Exchange Commission (the "SEC") by such holder.

As of March 21, 1995, Cede & Co., a nominee partnership of Depository Trust Company, held 9,098,211 Shares, or 95.7% of the Shares, including the Shares beneficially owned by the United Nations Joint Staff Pension Fund, which are held by Boston Safe Deposit and Trust Company. Of the Shares included in the Shares held by Cede & Co., Nomura International Trust Company, c/o ADP, 51 Mercedes Way, Edgewood, New York 11717, held 654,400 or 6.88% of the Shares, Brown Brothers Harriman & Co., located at 63 Wall St., New York, New York 10005, held 869,899 or 9.15% of the Shares, Charles Schwab & Co., Inc., located c/o ADP Proxy Services, 51 Mercedes Way, Edgewood, New York 11717, held 668,325 or 7.03% of the Shares, Chemical Bank/MHT, located at 270 Park Avenue, New York, New York 10017, held 591,013 or 6.21% of the Shares and Merrill Lynch, Pierce Fen-ner and Smith Safekeeping, located c/o Depository Trust Company, 7 Hanover Square, New York, New York 10004 held 526,760 or 5.54% of the Shares.

As of March 21, 1995, the Fund's officers and directors beneficially owned less than 1% of the outstanding Shares of the Fund and less than 1% of the outstanding securities of Lehman Brothers Global Asset Management or any of its parent or subsidiary companies.

Proposal 1 requires for approval the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy by the shareholders of the Fund voting on the matter. Proposal 2 requires for approval the affir-mative vote of a majority of the votes cast at the meeting in person or by proxy by the shareholders of the Fund voting on the matter. Proposals 3 through 6 each require approval by the lesser of (i) 67% or more of the Shares present at the Meeting, if the holders of 50% of the outstanding Shares are present or represented by proxy at the Meeting, or (ii) more than 50% of outstanding Shares.


PROPOSAL 1: ELECTION OF DIRECTORS.

The first proposal to be considered at the Meeting is the election of two
(2) of the six Directors (the "Class III Directors") of the Fund for a pe-riod of three years or until their successors shall have been elected and qualified. The Class III Directors' terms shall expire in 1998. Each year the term of office of one class of Directors expires.

Each of the nominees currently serves as a Director of the Fund and has indicated that he will continue to serve if elected, but if any nominee should be unable to serve, the proxy confers discretionary power on the persons named therein to vote in favor of a substitute nominee or nomi-nees.

Set forth below are the names of the two nominees for election to the Fund's Board of Directors, together with certain other information:


                                                                                    NUMBER (AND PERCENTAGE)
                                                                                        OF FUND SHARES
       NAME, AGE, PRINCIPAL OCCUPATION AND OTHER           SERVED AS A               BENEFICIALLY OWNED**
    BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS        DIRECTOR SINCE   CLASS     AS OF MARCH 21, 1995
ALESSANDRO C. DI MONTEZEMOLO, age 76                           1986         III               --
  Retired; former Chairman of the Board of Marsh &
   McLennan, Inc.; a Director of Offi/Bank.
*HEATH B. MCLENDON, age 61                                     1986         III              8,209
  Managing Director of Smith Barney Inc., Chairman of Smith                             (less than 1%)
   Barney Strategy Advisers Inc. and President of SBMFM;
   prior to July 1993, Senior Executive Vice President of
   Shearson Lehman Brothers Inc. ("Shearson Lehman
   Brothers"), Vice Chairman of Asset Management Division
   of Shearson Lehman Brothers, a Director of PanAgora Asset
   Management, Inc. and PanAgora Asset Management Limited.


The following Directors of the Fund will continue to serve in such capac-ity until their terms of office expire and their successors are elected and qualified:


                                                                                    NUMBER (AND PERCENTAGE)
                                                                                        OF FUND SHARES
       NAME, AGE, PRINCIPAL OCCUPATION AND OTHER           SERVED AS A               BENEFICIALLY OWNED**
    BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS        DIRECTOR SINCE   CLASS     AS OF MARCH 21, 1994
DR. PAUL HARDIN, age 63                                        1986           I               510
  Chancellor of the University of North Carolina at Chapel                              (less than 1%)
   Hill; a Director of The Summit Bancorporation.
GEORGE M. PAVIA, age 67                                        1991           I               --
  Senior Partner, Pavia & Harcourt, Attorneys.
PAOLO M. CUCCHI, age 54                                        1992          II               500
  Dean of College of Liberal Arts at Drew University.                                   (less than 1%)

 * Interested person of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act").
** For this purpose "beneficial ownership" is defined under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The infor-mation as to beneficial ownership is based upon information furnished to the Fund by the Directors.

Section 16(a) of the Exchange Act requires the Fund's officers and direc-tors, and persons who beneficially own more than ten percent of the Fund's Common Stock, to file reports of ownership with the Securities and Ex-change Commission, the New York Stock Exchange, Inc. and the Fund. Based solely upon its review of the copies of such forms received by it and written representations from certain of such persons, except for a tardy Annual Statement of Changes in Beneficial Ownership for each of Mr. McLen-don, Dr. Hardin, and Mr. Cucchi, the Fund believes that during its fiscal year ended January 31, 1995, all filing requirements applicable to such persons were complied with.


The names of the principal officers of the Fund, with the exception of Mr. McLendon, are listed in the table below together with certain additional information. Mr. McLendon was first elected Chairman of the Board and In-vestment Officer in 1986. This table shows certain additional information. Each officer of the Fund holds such office until a successor has been elected by the Board of Directors.


                                                                             PRINCIPAL OCCUPATIONS
                                                 POSITION                   AND OTHER AFFILIATIONS
                NAME                       (YEAR FIRST ELECTED)           DURING THE PAST FIVE YEARS
Mario d'Urso, age 54                    President (1986)             Under-secretary of State of the Ministry
                                                                       of Commerce with the Exterior for Italy;
                                                                       formerly, Advisory Director of
                                                                       Shearson Lehman Brothers; formerly
                                                                       Managing Director of Shearson Lehman
                                                                       Brothers.
Erich Stock, age 32                     Vice President and           Director, Equities of Lehman Brothers
                                        Investment Officer (1988)      Global Asset Management Limited
Lewis E. Daidone, age 37                Senior Vice President        Managing Director of Smith Barney Inc.;
                                        and Treasurer (1994)           Chief Financial Officer of the Smith
                                                                       Barney Mutual Funds; Director and
                                                                       Senior Vice President of SBMFM.
Christina T. Sydor, age 44              Secretary (1994)             Managing Director of Smith Barney Inc.;
                                                                       General Counsel and Secretary of SBMFM.


The principal business address of Ms. Sydor and Mr. Daidone is 388 Green-wich Street, New York, New York 10013. The principal business address of Mr. d'Urso is 4/A Viale di Grazioli, Rome, Italy. The principal business address of Mr. Stock is Two Broadgate, London, England. None of the execu-tive officers of the Fund, with the exception of Mr. McLendon, as noted above, owns any shares of the Fund.

No officer, director or employee of the Fund's investment adviser or ad-ministrator receives any compensation from the Fund for serving as an of-ficer or director of the Fund. The Fund pays each Director who is not a director, officer or employee of the Fund's investment adviser or adminis-trator a fee of $7,500 per year plus $750 per regular meeting attended and each Director emeritus who is not a director, officer or employee of the Fund's investment adviser or administrator, a fee of $3,750 per year plus $375 per meeting attended. All directors are reimbursed for actual out-of-pocket expenses relating to attendance at meetings. The aggregate remuner-ation paid by the Fund to such Directors during the fiscal year ended Jan-uary 31, 1995 amounted to $82,505.

Upon election, the annual compensation described above will be paid to the nominees. The table below shows the compensation the incumbent Directors received during the Fund's last fiscal year.

                              COMPENSATION TABLE



                                                                     AGGREGATE
                                                                    COMPENSATION
    NAME OF PERSON, POSITION                                         FROM FUND
Paolo M. Cucchi                                                         $10,500
  Director
Allessandro di Montezemolo                                               10,500
  Director
Paul Hardin                                                              10,500
  Director
Heath B. McLendon                                                        --
  Chairman of the Board
George M. Pavia                                                          10,500
  Director
James J. Crisona                                                          9,750
  Director Emeritus


During the fiscal year ended January 31, 1995, the Directors of the Fund met four times. Each Director attended at least 75% of the meetings held during the period he was in office. The Fund's Audit Committee is com-prised of those Directors who are not "interested persons" of the Fund as defined in the 1940 Act. The Audit Committee is responsible for recommend-ing the selection of the Fund's independent accountants and reviewing all audit as well as nonaudit accounting services performed for the Fund. Dur-ing the fiscal year ended January 31, 1995, the Audit Committee met once. All of the members of the Audit Committee attended the meeting.

REQUIRED VOTE

Election of each of the listed nominees for Director requires the affirma-tive vote of a plurality of the votes cast at the Meeting in person or by proxy.

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The second proposal to be considered at the Meeting is the ratification of the selection of KPMG Peat Marwick LLP ("Peat Marwick") as the independent public accountants for the Fund for the fiscal year ending January 31, 1996.

Coopers & Lybrand L.L.P. ("Coopers & Lybrand") served as the Fund's inde-pendent accountants for the fiscal year ended January 31, 1995. On Febru-ary 15, 1995, based upon the recommendation of the Audit Committee of the Fund's Board of Directors, and in accordance with Section 32 of the 1940 Act, and the rules thereunder, the Board voted to appoint Peat Marwick as the Fund's independent accountants for the fiscal year ending January 31, 1996.

During the Fund's two most recent fiscal years ended January 31, 1995, Coopers & Lybrand's reports on the Fund's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the same period, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclo-sure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report. During this period, there have been no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K with respect to Coopers & Lybrand.

During the Fund's two most recent fiscal years ended January 31, 1995, the Fund has not consulted with Peat Marwick on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements or (ii) concerned the subject matter of a disagreement or reportable event with Coopers & Lybrand.

The Fund has requested Coopers & Lybrand to furnish it with a letter ad-dressed to the SEC stating whether Coopers & Lybrand agrees with the statements contained in the paragraphs above. If the Fund receives a writ-ten request from any shareholder at least five days prior to the Meeting stating that the shareholder will be present in person at the Meeting and desires to ask questions of Coopers & Lybrand and Peat Marwick, the Fund will arrange to have representatives of each present at the Meeting to re-spond to appropriate questions.

REQUIRED VOTE

Ratification of the selection of Peat Marwick as independent accountants requires the affirmative vote of a majority of the votes cast at the Meet-ing in person or by proxy.

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF PEAT MARWICK.




PROPOSALS 3-6: ADOPTION OF MODIFICATIONS TO THE FUND'S FUNDAMENTAL IN-
                VESTMENT RESTRICTIONS TO PERMIT TRANSACTIONS IN OPTIONS AND FUTURES CONTRACTS FOR HEDGING PURPOSES

INTRODUCTION

The primary purpose of Proposals 3 through 6 is to modify several of the Fund's fundamental investment restrictions to permit certain hedging tech-niques involving options and futures contracts.

The Board of Directors has approved, subject to the approval of the share-holders of the Fund, proposed modifications to four of the Fund's funda-mental investment restrictions that, taken together, would permit the Fund to engage in transactions in (i) options on securities and options on se-curities indices and (ii) futures contracts and options on futures con-tracts, as a hedge against changes resulting from market conditions in the values of securities in its portfolio (the transactions described in (i) and (ii) above are referred to collectively herein as "Hedging"). The Board of Directors believes that through such transactions, which are de-scribed more fully in the section titled "General Characteristics and Risks of Hedging," the Fund would attempt to reduce various market risks as it continues to seek to achieve its investment objective of long-term capital appreciation. The Fund would not, however, engage in such transac-tions for speculative purposes. Hedging strategies, similar to the strat-egy proposed by the Fund, are regularly utilized by many investment compa-nies.

The Fund's current investment restrictions generally limit the availabil-ity of Hedging by prohibiting short positions and transactions in futures contracts. When the Fund was organized in 1985, the Italian securities markets were relatively small and inefficient and, as a result, there were not many available options or futures contracts with which to hedge the portfolio of the Fund. Since that time, the Italian securities markets have grown, providing increasing sources of options and futures contracts relating to securities of the types in which the Fund is permitted to in-vest. As a result, in December 1994, the Fund announced a limited options trading strategy subject to the Fund's current investment restrictions. In order to give the Fund greater flexibility in utilizing potential risk management opportunities and techniques, the Fund's Board of Directors be-lieves that it is in the best interests of the Fund to adopt Proposals 3 through 6.

A detailed discussion of Hedging, including applicable requirements of the Commodity Futures Trading Commission ("CFTC"), the requirement to segre-gate assets with respect to these transactions and special risks associ-ated with such strategies appears below under the caption "General Charac-teristics and Risks of Hedging."

REQUIRED VOTE FOR PROPOSALS 3-6

Approval of each of the proposed modifications to the Fund's fundamental investment restrictions set forth in Proposals 3 through 6 requires ap-proval by the lesser of (i) 67% or more of the Shares present at the Meet-ing, if the holders of 50% of the outstanding Shares are present or repre-sented by proxy at the Meeting, or (ii) more than 50% of outstanding Shares.

PROPOSAL 3: APPROVAL OF MODIFICATION TO THE FUND'S FUNDAMENTAL INVESTMENT
            RESTRICTION REGARDING THE ISSUANCE OF SENIOR SECURITIES

If approved by shareholders, the Fund's fundamental investment restriction regarding the issuance of senior securities (the "Senior Securities In-vestment Restriction") would be modified, as described below. The proposed modification is indicated by underscoring below.

Under the Fund's fundamental investment restrictions, the Fund may not:

Issue senior securities; provided, however, that the use of futures con-tracts or related options, and options on securities, options on securi-ties indices and options on currencies shall not be deemed to involve the issuance of a "senior security" when traded in accordance with the provi-sions of the Investment Company Act of 1940, as amended.

The 1940 Act limits the ability of an investment company to issue senior securities or engage in investment techniques which could be deemed to create a senior security. Although the definition of a "senior security" involves complex statutory and regulatory concepts, a senior security is generally thought of as an obligation of an investment company which has a claim to the investment company's assets or earnings that takes precedence over the claims of the investment company's holders of common stock.

Although the Senior Securities Investment Restriction currently prohibits the issuance of any senior security, investment companies are permitted under the 1940 Act to engage in certain types of transactions that might be considered senior securities provided that, among other things, the in-vestment company segregates cash or other high quality securities with its custodian. Therefore, the proposed modification to the Senior Securities Investment Restriction would allow the Fund to use futures contracts or related options, and options on securities, options on securities indices and options on currencies to the extent permitted under the 1940 Act. This will permit the Fund to engage in certain transactions not currently available to the Fund designed to hedge particular portfolio risks.

A detailed discussion of Hedging, including applicable requirements of the CFTC, the requirement to segregate assets with respect to these transac-tions and special risks associated with such strategies appears below under the caption "General Characteristics and Risks of Hedging."

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED MODIFICATION TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION REGARDING THE ISSUANCE OF SENIOR SECURITIES.

PROPOSAL 4: APPROVAL OF MODIFICATION TO THE FUND'S FUNDAMENTAL INVESTMENT
            RESTRICTION REGARDING SHORT POSITIONS TO PERMIT "SHORT SALES AGAINST THE BOX" AND FOR HEDGING PURPOSES

If approved by shareholders, the Fund's fundamental investment restriction regarding short positions (the "Short Positions Investment Restriction") would be modified, as described below. The proposed modification is indi-cated by underscoring below.

Under the Fund's fundamental investment restrictions, the Fund may not:

Make short sales of securities or maintain a short position in any secu-rity, except for "short sales against the box;" provided that this re-striction will not be applied to limit the use of options, futures con-tracts and related options, in the manner otherwise permitted by the Fund's investment restrictions.

The Short Positions Investment Restriction currently prohibits the Fund from maintaining a short position in any security, including an option on a security. Thus, under the current restriction, the portfolio manager may maintain only long positions in securities. This limits the portfolio man-ager's ability to utilize options and futures contracts and related op-tions in connection with Hedging. Therefore, the proposed modification to the Short Positions Investment Restriction would clarify that the use of options, futures contracts and related options in the manner otherwise permitted by the Fund's investment restrictions and policies is not deemed to constitute selling securities short. The proposed modification would also amend this investment restriction to confirm that the Fund may main-tain a short position in a security when it owns an equal amount of the securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short (a "short sale against the box").

A detailed discussion of Hedging, including applicable requirements of the CFTC, the requirement to segregate assets with respect to these transac-tions and special risks associated with such strategies appears below under the caption "General Characteristics and Risks of Hedging."

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED MODIFICATION TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION REGARDING SHORT POSITIONS TO PERMIT "SHORT SALES AGAINST THE BOX" AND FOR HEDGING PURPOSES.

PROPOSAL 5: APPROVAL OF MODIFICATION TO THE FUND'S FUNDAMENTAL INVESTMENT
            RESTRICTION REGARDING MARGIN PURCHASES IN CONNECTION WITH FU-TURES CONTRACTS AND RELATED OPTIONS

If approved by shareholders, the Fund's fundamental investment restriction regarding margin purchases (the "Margin Purchases Investment Restriction") would be modified, as described below. The proposed modification is indi-cated by underscoring below.

Under the Fund's fundamental investment restrictions, the Fund may not:

Purchase securities on margin, except such short-term credits as may be necessary or routine for the clearance or settlement of transactions. For purposes of this restriction, the deposit or payment of initial and varia-tion margin in connection with futures contracts or related options will not be deemed to be a purchase of securities on margin by the Fund.

Margin purchases of securities involve the purchase of securities with money borrowed from a broker. "Margin" in this context is the cash or eli-gible securities that the borrower places with a broker as collateral. Al-though futures transactions and related options do not involve loans from a broker, margin payments or deposits are generally required as good faith deposits on obligations under futures contracts and related options. Therefore, the proposed modification to the Margin Purchases Investment Restriction would enable the Fund to make initial or variation margin de-posits or payments in connection with futures contracts or related op-tions, as may be required to cover its obligations under such instruments used in Hedging.

A detailed discussion of Hedging, including applicable requirements of the CFTC, the requirement to segregate assets with respect to these transac-tions and special risks associated with such strategies appears below under the caption "General Characteristics and Risks of Hedging."

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED MODIFICATION TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION REGARDING MARGIN PURCHASES IN CONNECTION WITH FUTURES CONTRACTS AND RELATED OPTIONS.

PROPOSAL 6: APPROVAL OF MODIFICATION TO THE FUND'S FUNDAMENTAL
            INVESTMENT RESTRICTION REGARDING COMMODITIES

If approved by shareholders, the Fund's fundamental investment restriction regarding commodities (the "Commodities Investment Restriction") would be modified, as described below. The proposed modification is indicated below by underscoring.

Under the Fund's fundamental investment restrictions, the Fund may not:

Purchase or sell commodities or real estate, except that the Fund may in-vest in (i) futures contracts and related options and other similar con-tracts (including foreign currency forward and options contracts) and (ii) securities secured by real estate or interests in real estate or in secu-rities issued by companies, including real estate investment trusts, that invest in real estate or interests in real estate.

The Commodities Investment Restriction currently prohibits the purchase or sale of commodities. As the term "commodity" is defined under applicable law, this prohibition generally prevents the Fund from engaging in trans-actions involving futures contracts and related options. Therefore, the proposed modification to the Commodities Investment Restriction would en-able the Fund to invest in futures contracts and related options and other similar contracts (including foreign currency forward and options con-tracts). This will provide the Fund with greater flexibility in using Hedging.

A detailed discussion of Hedging, including applicable requirements of the CFTC, the requirement to segregate assets with respect to these transac-tions and special risks associated with such strategies appears below under the caption "General Characteristics and Risks of Hedging."

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED MODIFICATION TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION REGARDING COMMODITIES.


               GENERAL CHARACTERISTICS AND RISKS OF HEDGING


Approval of the proposed modifications to the Fund's fundamental invest-ment restrictions set forth in Proposals 3 through 6 included in the ac-companying Proxy Statement would enable the Fund to use the following hedging strategies and techniques. If the modifications are adopted by the shareholders, the Fund will not be obligated, however, to use any of these strategies and techniques and makes no representation as to their avail-ability at this time or at any time in the future. FOR PURPOSES OF CLARITY IN PRESENTATION, THE FOLLOWING DISCUSSION ASSUMES APPROVAL OF PROPOSALS 3 THROUGH 6.


The Fund's ability to pursue certain of these strategies may be limited by the U.S. Commodity Exchange Act, as amended, applicable regulations of the Commodity Futures Trading Commission ("CFTC") thereunder and the federal income tax requirements applicable to regulated investment companies which are not operated as commodity pools.

PUT AND CALL OPTIONS ON SECURITIES AND INDICES


The Fund may purchase and sell put and call options on debt and equity se-curities and indices based upon the prices of debt or equity securities. A put option on a security gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period. A call option on a security gives the purchaser of the option the right to buy and the writer the obligation to sell the underlying security at the exercise price during the option period. The Fund may also purchase and sell options on indices based upon the prices of debt or equity securities ("index options"). Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the op-tion is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option.

The purchase of a put option on a security would be designed to protect against a substantial decline in the market value of a security held by the Fund. The purchase of a call option on a security would be intended to protect the Fund against an increase in the price of a security that it intended to purchase in the future. In the case of either put or call op-tions that it has purchased, if the option expires without being exercised or sold, the Fund will experience a loss in the amount of the option pre-mium plus any related commissions. When the Fund sells put and call op-tions, it receives a premium as the seller of the option. The premium that the Fund receives for writing the option will serve as a partial hedge, in the amount of the option premium, against changes in the value of the se-curities in its portfolio. During the term of the option, however, a cov-ered call seller has, in return for the premium on the option, given the opportunity for capital appreciation above the exercise price of the op-tion, less the premium received on the sale of the option.


The Fund is authorized to purchase exchange listed options and over-the-counter options ("OTC options") which are privately negotiated with the counterparty to such contract. All such call options sold (written) by the Fund will be "covered" as long as the call is outstanding (i.e., the Fund will own the instrument subject to the call or other securities or assets acceptable under applicable segregation and coverage rules). All such put options sold (written) by the Fund will be secured by segregated assets consisting of cash or liquid high grade debt securities having a value not less than the exercise price.


The Fund's ability to close out its position as a purchaser of an exchange listed put or call option is dependent upon the existence of a liquid sec-ondary market. Among the possible reasons for the absence of a liquid sec-ondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange;
(iii) trading halts, suspensions or other restrictions imposed with re-spect to particular classes or series of options or underlying securities;
(iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange would gener-ally continue to be exercisable in accordance with their terms.

OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with the Fund. With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between the Fund and the counterparty, without the intermediation of a third party. If the counterparty fails to make or take delivery of the securities underlying an option it has writ-ten, or otherwise settle the transaction in accordance with the terms of that option as written, the Fund would lose the premium paid for the op-tion as well as any anticipated benefit of the transaction. As the Fund must rely on the credit quality of the counterparty, it will only purchase OTC options from counterparties deemed creditworthy by the Fund's invest-ment adviser, and the Fund will adopt procedures for monitoring the cred-itworthiness of such entities.


FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS


Characteristics. The Fund may purchase and sell futures contracts on cur-rencies, interest rates and indices of debt and equity securities and pur-chase and sell (write) put and call options on such futures contracts traded on recognized domestic (or, if applicable regulations permit, non-U.S.) exchanges as a hedge against anticipated interest rate or currency changes or movements in equity markets. The sale of a futures contract creates an obligation by the seller to deliver and the buyer to accept de-livery of the specific type of financial instrument or commodity called for in the contract at a specified future time for a specified price. Op-tions on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in re-turn for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

Margin Requirements. At the time a futures contract is purchased or sold, the Fund must allocate cash or securities as a deposit payment ("initial margin"). It is expected that the initial margin that the Fund will pay may range from approximately 1% to approximately 10% of the value of the instruments underlying the contract. In certain circumstances, however, such as during periods of high volatility, the Fund may be required by an exchange to increase the level of its initial margin payment. Addition-ally, initial margin requirements may be increased in the future pursuant to regulatory action. An outstanding futures contract is valued daily and the payment in cash of "variation margin" may be required, a process know as "marking to market." Transactions in listed options and futures are usually settled by entering into an offsetting transaction, and are sub-ject to the risk that the position may not be able to be closed without generating significant losses.

Limitations on Use of Futures Contracts and Options on Futures Contract-
s. The Fund's use of futures contracts and options on futures contracts will in all cases be consistent with applicable regulatory requirements and, in particular, the rules and regulations of the CFTC. Currently, CFTC rules prohibit entering into futures contracts or options on futures con-tracts by the Fund if aggregate initial margin and premiums for such posi-tions that do not come within the CFTC's definition of bona fide hedging exceed 5% of the liquidation value of the Fund's portfolio. In addition, the Fund may not sell futures contracts if the value of such futures con-tracts exceeds the total market value of the Fund's portfolio securities.

The Fund will not engage in transactions in futures contracts or options thereon for speculative purposes but only as a hedge against changes re-sulting from market conditions in the values of securities in its portfo-lio or proposed to be acquired by the Fund. Also, when required, a segre-gated account of cash or cash equivalents will be maintained and marked to market in an amount equal to the market value of the contract. The Fund's investment adviser reserves the right to comply with such different stan-dards as may be established from time to time by CFTC or Securities and Exchange Commission (the "Commission") rules, regulations and interpreta-tions with respect to the purchase and sale of futures contracts and op-tions thereon.


RISKS OF OPTIONS AND FUTURES CONTRACTS TRANSACTIONS


The Fund's hedging strategy involves special risks, including illiquidity and, to the extent the investment adviser's view as to certain market movements is incorrect, the risk that the use of hedging could result in losses greater than if such investment strategies had not been used. Use of put and call options could result in losses to the Fund, force the sale or purchase of the portfolio securities at an inopportune time or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, or cause the Fund to hold a secu-rity it might otherwise sell. The use of options and futures transactions entails certain special risks. In particular, the variable degree of cor-relation between price movements of futures contracts and price movements in the related portfolio position of the Fund could create the possibility that losses on the hedging instrument are greater than gains in the value of the Fund's position. In addition, futures and options markets could be illiquid in some circumstances. As a result, in certain markets, the Fund might not be able to close out a position without incurring substantial losses. Although the Fund's use of futures and options transactions for hedging purposes should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to the Fund that might result from an increase in value of the position. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium and transactions costs. Losses resulting from hedging will reduce the Fund's net asset value, and possibly income, and the losses can be greater than if the hedging had not been used.


When conducted outside the United States, futures and options trading may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of governmental actions affecting trading in, or the prices of, non-U.S. securities, currencies and other instruments. The value of positions taken as part of non-U.S. hedging also could be adversely affected by: (i) other complex non-U.S. political, legal and economic factors; (ii) lesser avail-ability of data on which to make trading decisions than in the United States; (iii) delays in the Fund's ability to act upon economic events oc-curring in non-U.S. markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; (v) lower trading volume and liquidity; and (vi) higher execution costs.

SEGREGATION AND COVER REQUIREMENTS

Much of the hedging which may be entered into by the Fund is subject to segregation and coverage requirements established by the Commission, with the result that, if the Fund does not hold the instrument underlying the futures contract or option, the Fund will be required to segregate on an ongoing basis with its custodian, cash, U.S. government securities, or other liquid high grade debt obligations in an amount at least equal to the Fund's obligations with respect to such instruments. Such amounts will fluctuate as the market value of the obligations increases or decreases. The segregation requirement can result in the Fund maintaining positions it would otherwise liquidate and consequently segregating assets with re-spect thereto at a time when it might be disadvantageous to do so. In ad-dition, with respect to futures contracts purchased by the Fund, the Fund will also be subject to the segregation requirements with respect to the value of the instruments underlying the futures contract.

TAXATION


The Fund's hedging transactions will be subject to special provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that, among other things, may affect the character of gains and losses realized by the Fund (that is, may affect whether gains or losses are ordinary or capi-tal), accelerate recognition of income to the Fund and defer recognition of certain of the Fund's losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. In addi-tion, these provisions (i) will require the Fund to "mark-to-market" cer-tain types of positions in its portfolio (that is, treat them as if they were closed out) and (ii) may cause the Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and excise taxes.

The extent to which the Fund may be able to use such hedging techniques and continue to qualify as a regulated investment company may be limited by certain requirements under the Code applicable to regulated investment companies. Specifically, in order to qualify as a regulated investment company for federal income tax purposes, the Fund must, among other things, derive in each taxable year less than 30% of its gross income from the sale or other disposition of any of the following that are held for less than three months: (i) stock or securities; (ii) options, futures or forward contracts; or (iii) foreign currencies (or foreign currency op-tions, futures or forward contracts) that are not directly related to its principal business of investing in stock or securities (or options and fu-tures with respect to stock or securities). The Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any for-eign currency, forward contract, option, futures contract or hedged in-vestment in order to mitigate the effect of these rules and prevent dis-qualification of the Fund as a regulated investment company.


                 OTHER MATTERS TO COME BEFORE THE MEETING

The Directors do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

                 SHAREHOLDER'S REQUEST FOR SPECIAL MEETING


Shareholders entitled to cast at least 25% of all votes entitled to be cast at a meeting may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Director of the Fund. Meetings of shareholders for any other purpose also shall be called by the Chairman of the Board, the President or the Secretary of the Fund when requested in writing by shareholders entitled to cast at least 25% of all votes enti-tled to be cast at the Meeting.


                    SUBMISSION OF SHAREHOLDER PROPOSALS

All proposals by shareholders of the Fund which are intended to be pre-sented at the Fund's next Annual Meeting of Shareholders to be held in 1996 must be received by the Fund for consideration for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than December 14, 1995.


April 1, 1995


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.



	Please mark
	votes as in
	this example

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, AND 6.

1.	To elect Alessandro C. di Montezemolo and Heath B.	* FOR both
nominees	* WITHOUT
	McLendon as Class III Directors of the Fund.	listed (except as
marked	AUTHORITY
		to the contrary below)	to vote for both
				nominees
________________________________
For all nominees except as noted above


2.	To ratify the selection of KPMG Peat Marwick LLP	FOR *	AGAINST *
	ABSTAIN *
	as the independent accountants of the Fund for the fiscal year ending January 31, 1996.


3.	To approve modification to the Fund's fundamental	FOR *	AGAINST *
	ABSTAIN *
	investment restriction regarding the issuance of senior securities.


4.	To approve modification to the Fund's fundamental	FOR *	AGAINST *
	ABSTAIN *
	investment restriction regarding short positions to permit "short sales against the box", and for hedging purposes.


5.	To approve modification to the Fund's fundamental	FOR *	AGAINST *
	ABSTAIN *
	investment restriction regarding margin purchases in connection with futures contracts and related options.

6.	To approve modifications to the Fund's fundamental 	FOR *	AGAINST *
	ABSTAIN *
	investment restriction regarding commodities.

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature:  ______________________________ Date ___________________________
Signature:  ______________________________ Date ___________________________



THE ITALY FUND INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting on May 17, 1995



	The undersigned holder of shares of The Italy Fund Inc. (the "Fund"), a Maryland corporation, hereby appoints Heath B. McLendon, Christina T.
Sydor and Caren Cunningham as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund (the "Meeting") to be held at the offices of the Fund, 388 Greenwich Street, 26th Floor, New York, New York on the date indicated above, and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 1, 1995 and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

CONTINUED AND TO BE SIGNED
ON REVERSE SIDE

SEE REVERSE SIDE

THE ITALY FUND INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting on May 17, 1995



	The undersigned holder of shares of The Italy Fund Inc. (the "Fund"), a Maryland corporation, hereby appoints Heath B. McLendon, Christina T.
Sydor and Caren Cunningham as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund (the "Meeting") to be held at the offices of the Fund, 388 Greenwich Street, 26th Floor, New York, New York on the date indicated above, and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 1, 1995 and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

CONTINUED AND TO BE SIGNED
ON REVERSE SIDE

SEE REVERSE SIDE


SHARED\SHEARSN2\ITALY FUND\PROXY\PROXCD